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                                                                   EXHIBIT 10.27

Party A:  Dongguan Weng Li Zheng Economic Development Company
Party B:  Dongguan Changying Toys Company Limited

After discussion, Party A agrees to let factory plant, dormitory and office to Party B, which is Located in Weng Li Zheng Industrial Development Company.

A.   Responsibility of the parties
     1. Party A has to construct a 3-story plant according to the draft. The area of each story is 55x27M/2/. Party A also has to construct a 5-story factory plant, with the area of each story be 44x26M/2/. 1-story office, total area 55x27M/2/.
     2. Party A is responsible for the construction of the water supply and exit of the factory plant, dormitory, electricity room, warehouse and office.
     3. Party A is responsible for providing water to the buildings. The electricity and water fee will be born by Party B.
     4.   Both parties have to bear 50% of the transformer and other facilities.
     5. Factory plant, dormitory and office will be handed over to Party B by the end of the year. Party B is responsible for the decoration of the buildings.
     6. After signing agreement, Party B has to pay 25% of the construction fee for 6 consecutive months (RMB$88 in cash). Such amount will return in terms of rent in 2nd and 3rd year.
B.   Rental Fee Payment
     1. The rental fee for factory plant, dormitory and office is HK$ 7.5/M/2//month. The rental fee will increase 10% in the 5th year.
          The rental fee will increase by 10% in three years afterwards.
     2.   The rental fee has to be paid before the 10th date of each season.
     3.   Party B has to pay the rental fee starting from the 45th day.
     4. The rental fee includes factory plant, dormitory, electricity room, warehouse and office.
C. Party B is responsible for all the management fee. If any party breaches the contract, it has to Compensate the other 6-months rental fee.
D. Party B has to provide Party A the factory plant and dormitory 180 days after signing the agreement.
E.   This agreement will be effective after signing the contract by both parties.
F. After Party B occupies the factory plants for 2 years, Party B has the right to purchase the Plant and other facilities. The cost will depend on the construction
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     fee and the cost of the Facilities.  The cost of the land is $125/M/2/.
G. If this agreement is inadequate, both parties should follow the original agreement.

Party A:  /s/ (illegible)                              Party B:  /s/ (illegible)
               seal                                                   seal

Dates:    June 22, 1998